UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

ZOMEDICA PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2020, Zomedica Pharmaceuticals Corp. (the “Company”) entered into agreements, including a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a registered public offering (the “Offering”), (i) an aggregate of 162,500,000 (the “Shares”) of the Company’s common shares (the “Common Shares”), (ii) pre-funded warrants to purchase up to 25,000,000 Common Shares (the “Pre-Funded Warrants” and the Common Shares underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”); and (iii) warrants (the “Series D Warrants”) to purchase an aggregate of 187,500,000 Common Shares (the “Series D Warrant Shares”). The Shares and the Series D Warrants were offered in a fixed combination of one Share and one Series D Warrant to purchase one Common Share at a combined public offering price of $0.16 per Common Share and related Series D Warrant. The Pre-Funded Warrants and the Series D Warrants were offered in a fixed combination consisting of one Pre-Funded Warrant to purchase one Common Share and one Series D Warrant to purchase one Common Share at a combined public offering price of $0.1599 per Pre-Funded Warrant and Series D Warrant. The Shares, the Pre-Funded Warrants and the Series D Warrants will be separately issuable.

The Series D Warrants will be exercisable beginning on the date of issuance at an exercise price of $0.16 and will expire on the second anniversary of the date of issuance. The Pre-Funded Warrants will be exercisable beginning on the date of issuance at an exercise price of $0.0001 and will not expire prior to issuance.

The aggregate gross proceeds of the Offering will be approximately $30.0 million, before deducting the placement agent fees and offering expenses payable by the Company, and assuming no exercise of the Series D Warrants.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offering pursuant to an engagement letter dated June 30, 2020 (as amended on July 4, 2020) and a Placement Agency Agreement, dated July 1, 2020, by and between the Company and Wainwright (the “Placement Agency Agreement”). Pursuant to the terms of the Placement Agency Agreement, the Company has agreed to pay Wainwright 7.00% of the aggregate gross proceeds of the Offering, excluding the proceeds, if any, from the exercise of the Series D Warrants and the Pre-Funded Warrants. The Company also agreed to pay Wainwright $25,000 for non-accountable expenses, an expense allowance of up to $50,000 for legal fees and other out-of-pocket expenses and $12,900 for Wainwright’s closing expenses.

The Shares, the Series D Warrants, the Series D Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered pursuant to the Company’s effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2018, and was declared effective on January 30, 2019 (File No. 333-228926) (the “Registration Statement”), a prospectus supplement thereunder dated July 1, 2020 and the accompanying base prospectus dated January 30, 2019. The Offering is expected to close on or about July 7, 2020, subject to customary closing conditions.

The foregoing descriptions of the Placement Agency Agreement, the Purchase Agreement, the Series D Warrants and the Pre-Funded Warrants are not complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement, the Purchase Agreement, the form of Series D Warrant and the form of Pre-Funded Warrant, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 4.2 respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The Company issued a press release on July 1, 2020 announcing the Offering and a press release on July 1, 2020 announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 , respectively.

A copy of the opinion of Fasken Martineau DuMoulin LLP relating to the validity of the Shares, the Series D Warrant Shares and the Pre-Funded Warrant Shares is filed herewith as Exhibit 5.1. A copy of the opinion of Lowenstein Sandler LLP relating to the validity of the Series D Warrants and the Pre-Funded Warrants is filed herewith as Exhibit 5.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Series D Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Fasken Martineau DuMoulin LLP
5.2	Opinion of Lowenstein Sandler LLP
10.1	Placement Agency Agreement, dated July 1, 2020, by and between the Company and H.C. Wainwright & Co., LLC
10.2	Form of Securities Purchase Agreement, dated July 1, 2020, by and among the Company and the purchasers party thereto
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2)
99.1	Press Release, dated July 1, 2020
99.2	Press Release, dated July 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: July 6, 2020	By: /s/ Shameze Rampertab
Name: Shameze Rampertab
Title: Chief Financial Officer